Exhibit 99.1

PRESS RELEASE

Contacts:

Michael E. Scheopner

President and Chief Executive Officer

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

April 14, 2021

Landmark Bancorp, Inc. Announces Conference Call to Discuss First Quarter 2021 Earnings

(Manhattan, KS, April 14, 2021) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the first quarter of 2021 after the market closes on Tuesday, May 4, 2021. The Company will host a conference call to discuss these results on Wednesday, May 5, 2021 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (877) 510-0473. Investors are encouraged to call the dial-in number at least 5 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through June 5, 2021, by dialing (877) 344-7529 and using conference number 10155221.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 30 locations in 24 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.